UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2005

Washington Banking Company

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-24503	91-1725825
(Commission File Number)	(IRS Employer Identification No.)

450 Bayshore Drive

Oak Harbor, WA 98277

(Address of principal executive offices) (Zip Code)

(360) 679-3121

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Joseph W. Niemer.  Mr. Niemer has been appointed the Chief Credit Officer of Washington Banking Company’s subsidiary, Whidbey Island Bank, effective August 22, 2005. From 1995 until April 2004, Mr. Niemer served as the Senior Vice President and Chief Credit Officer for the Commercial Group of Washington Mutual Bank in Seattle, Washington.

The Company has not entered into an employment agreement with Mr. Niemer, nor does he have any related transactions or relationships with the Company or the Bank at this time.

The appointment was disclosed publicly on August 3, 2005. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01. Financial Statements and Exhibits

Exhibit 99 Press Release dated August 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON BANKING COMPANY
Date: August 5, 2005	By:	/s/ Michal D. Cann

Michal D. Cann President and Chief Executive Officer